CONSULTING SERVICES AGREEMENT

THIS AGREEMENT dated for reference this 17th day of January, 2008 (the "**Effective Date**").

BETWEEN:

TRIMEX EXPLORATIONS INC.
a company incorporated under the laws of Nevada, U.S.A., and having
an office at 2200 – 1177 W. Hastings St., Vancouver, BC, V6E 2K3

(the "**Company**")

AND:

EZRA JIMENEZ
600 - 890 West Pender St.
Vancouver, BC
Canada V6C IK4

(the "**Consultant**")

WHEREAS:

(A) The Consultant is a Mexican Lawyer duly registered according the Mexican laws;

(B) The Company wishes to engage the Consultant to provide services with respect to certain Mexican legal-business affairs of the Company has in Mexico; and

(C) The Consultant wishes to be engaged by the Company.

NOW THEREFORE, in consideration of the premises and the covenants and agreements of the parties hereto as hereinafter set forth, and for other good and reliable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties hereto covenant and agree as follows:

Engagement

1. The Company hereby retains the Consultant to provide the services set out on Schedule A hereto (the "**Consulting Services**").

2. The Consultant agrees that he shall provide the Consulting Services.

Services

3. The Consultant shall:

(a) devote the required working time, attention, ability and expertise to provide the Consulting Services to the Company in a timely manner;

(b) perform those duties that may reasonably be assigned to the Consultant diligently and faithfully to the best of the Consultant's abilities and in the best interests of the Company; and

(c) use its best efforts to promote the interests and goodwill of the Company.

Term

4. The term of this Agreement shall commence on the Effective Date and continue for a minimum of one calendar year (the "**Term**"). The Term will be automatically renewed at the end of each consecutive year.

Remuneration

5. The Company shall pay the Consultant an hourly fee of **$150.00** CDN plus Goods and Services Tax ("**GST**") (the "**Hourly Fee**"), payable as invoiced, or as agreed to by both parties.

Disbursements and expenses

6. The Company shall pay the Consultant all reasonable disbursements or expenses properly incurred by the Consultant in furtherance of or in connection with the provision of the Consulting Services. Reasonable expenses include, but are not limited to, overnight delivery and courier services, facsimile, photocopying, mail and telephone charges. If any such disbursements are paid in the first instance by the Consultant, the Company shall reimburse the Consultant, subject to the receipt of statements and vouchers by and in a form satisfactory to the Company, acting reasonably. The Consultant shall not incur expenses of greater than **$500** without the prior consent of the Company.

Other services

7. The Company is aware that the Consultant has now and will continue to provide consulting services to other companies and the Company recognizes that these companies will require a certain portion of the Consultant's time. The Company agrees that the Consultant may continue to provide services to such outside interests, provided that such interests do not conflict with its duties under this Agreement.

Termination

8. Subject to §18, the Company may terminate this Agreement at any time by giving the Consultant at least **30 days**' prior written notice of the effective date of such termination, or pay in lieu thereof.

9. The Consultant may terminate this Agreement at any time by giving the Company at least **30 days**' prior written notice of the effective date of termination.

10. Upon termination of this Agreement, the Consultant shall provide the Company with a final invoice, which the Company shall pay within 30 days of its receipt. Within 30 days of termination, the Consultant shall forthwith provide the Company with all data, documents and

information (including computer discs and other electronic media) developed and/or collected during the term in which the Consultant provided the Consulting Services.

Provision of Facilities

11. In the event the Consultant is required to work away from the base of its operations, the Company shall provide the Consultant, at the expense of the Company, an office or similar facility, personnel and other overhead items as may be reasonably required by the Consultant from time to time to perform the Consulting Services in accordance with this Agreement. For the purposes of this Agreement, the Consultant's base of operations is located at **600 - 890 West Pender St., Vancouver, BC Canada V6C 1K4.**

Confidential Information

12. The Consultant covenants and agrees that all records, material, information and copies thereof concerning the business affairs of the Company obtained by the Consultant, in the course of the provision of the Consulting Services, shall remain the exclusive property of the Company. During the term of this Agreement and following its termination, the Consultant shall not divulge the contents of such records or any such material or information to any person other than to the Company or its qualified employees, agents and professional advisors and the Consultant shall not use the contents of such records, material and information for any purpose whatsoever, except to enable the Consultant to provide Consulting Services to the Company under this Agreement, until such information is made public by the Company. Under no circumstances shall the Consultant remove any records or documents or copies thereof (whether or not confidential) from the Company's offices nor shall the Consultant make any copies of any records or documents or copies thereof except when specifically authorized by the Company.

Relationship

13. In no event shall either party hereto be considered to be an employee, employer, agent or subcontractor of the other under this Agreement but shall for all purposes be considered to be an independent contractor and neither party shall be responsible for any acts or omissions on the part of the other party in the operation of their respective business or the performance of their services. Without specific authorization in writing, neither party shall have the power to obligate or bind the other in any matter.

Indemnity

14. The Company agrees to indemnify and save harmless the Consultant, its employees, directors, officers, agents and shareholders (the "Indemnified Parties"), from and against any losses, claims, damages and liabilities, joint and several to which the Indemnified Parties, in connection with the Consulting Services provided under this Agreement. This indemnity will be governed by the Company's standard indemnity agreement it enters into with its directors and officers, if any. The Company shall ensure the Consultant is covered by the Company's Director's and Officer's Liability Insurance.

Entire Agreement

15. This Agreement and the acknowledgements and covenants included herein constitute the entire agreement between the parties relating to the subject matter contained.

Amendment

16. Except as otherwise provided herein, this Agreement may not be modified or expanded without the written consent of both parties.

Assignment

17. Neither party may assign any right, benefit or interest in this Agreement without the written consent of the other, and any purported assignment without such consent will be void.

Waiver

18. The waiver of any right set forth by either party applies only as to the right specifically waived and shall not be construed as a waiver of the same right at a future time or a waiver of any other right of an identical or substantially similar nature herein provided.

Notice

19. All notices, payments or other communications required or permitted to be given under or by reason of this Agreement shall be in writing, shall be delivered personally or sent by facsimile transmission or registered mail, postage prepaid, addressed as follows:

(a) if to the Company:

TRIMEX EXPLORATION, INC.
Attention: Mr. Aaron Ui, President
2200 – 1177 W. Hastings St.
Vancouver, B.C., V6E 2K3
Fax: 604-647-0631

(b) if to the Consultant

EZRA JIMENEZ
Suite 600 – 890 W. Pender St.
Vancouver, BC, V6C 1K4
Fax: (604) 678-2532

or such other address as may be given by either of them to the other in writing from time to time. Such notices, payments or other communications shall be deemed to have been received when delivered or, if mailed, payments shall be deemed to have been made on the date of mailing and other notices and communications on the third (3rd) business day after the mailing thereof, provided that if such notice, payment and/or communication shall be interrupted by a mail strike or other irregularities affecting the delivery, such notice, payment or other communication shall be deemed to have been received on the third (3rd) business day following the resumption of normal mail service. Such notices and/or other communications, if sent by facsimile transmission shall be deemed to have been received on the date upon which an acknowledgement of receipt is received from the addressee.

Governing Law

20. This Agreement and all terms hereof shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

Counterparts

21. This Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and will continue one and the same instrument. A facsimile copy of this Agreement signed by either party in counterparts shall be deemed to be and shall constitute a properly executed and binding agreement of the parties so signing. Each of the parties further agree to promptly return an original, duly executed counterpart of this Agreement following the delivery of the facsimile copy thereof.

IN WITNESS WHEREOF the Parties have executed and delivered this Agreement as of the Effective Date.

TRIMEX EXPLORATIONS INC.

Per: ______________________________
Authorized Signatory

EZRA JIMENEZ

Per: ______________________________
Authorized Signatory

SCHEDULE A

CONSULTING SERVICES

- Providing advisory services with respect to issues arising for the Company's incorporation in Mexico as well as legal - business affairs related with mining issues.

- Assist in any other required liaison between Canada and Mexico

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